CUSIP 74839G 10 6

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF QUICKSILVER GAS SERVICES LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF QUICKSILVER GAS SERVICES LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE QUICKSILVER GAS SERVICES LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). QUICKSILVER GAS SERVICES GP LLC, THE GENERAL PARTNER OF QUICKSILVER GAS SERVICES LP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF QUICKSILVER GAS SERVICES LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING. ABBREVIATIONS The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations: TEN COM — as tenants in common UNIF GIFT/TRANSFERS MIN ACT— TEN TEN ENT — as tenants by the entireties — as joint tenants with right of (Cust) (Minor) JT TEN survivorship and not as tenants under Uniform Gifts/Transfers to CD Minors in common Act (State) Additional abbreviations, though not in the above list, may also be used. ASSIGNMENT OF COMMON UNITS OF QUICKSILVER GAS SERVICES LP FOR VALUE RECEIVED, hereby assigns, conveys, sells and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (Please print or typewrite name and address of Assignee) Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint as its attorney-in-fact with full power of substitution to transfer the same on the books of Quicksilver Gas Services LP. Date: NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS particular, without alteration, enlargement, or change. AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. (Signature) SIGNATURE(S) GUARANTEED (Signature) No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.